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                                                                    EXHIBIT 99.1


                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER


                           PURSUANT TO 18 U.S.C. 1350


              Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Executive Officer of Combined Professional Services, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2002, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeff Spanier

Jeff Spanier
October 4, 2002